04.01.2026 To our shareholders: On March 25, 2026, Anterix and Texas-New Mexico Power (“TNMP”) entered into a 900 MHz spectrum license sale agreement (the “TNMP Agreement”). This Agreement enables TNMP to deploy a mission-critical private wireless network designed to strengthen grid reliability, increase resiliency, and support essential service improvements throughout its territory. As a cornerstone of its 2025-2027 System Resiliency Plan, TNMP's investment in this proven standard will facilitate faster outage response, real-time monitoring of critical infrastructure, and the seamless integration of advanced energy technologies. TNMP, a wholly owned subsidiary of TXNM Energy, delivers power to more than 280,000 customers throughout Texas. Key components of the Agreement include: • Assignment of 6 MHz of broadband spectrum, 936.5-939.5 MHz paired with 897.5- 900.5 MHz, covering portions of Brazoria and Galveston counties, Texas, following FCC issuance of broadband licenses transferable from Anterix to TNMP. • Anterix’s commitment to clear incumbents from the 900 MHz broadband allocation in the TNMP service territory, as well as a specific requirement for the parties to work together to secure these broadband licenses from the FCC for TNMP. • Phased delivery of the broadband spectrum for each county, commencing in 2027 with the delivery of two 1.4 x 1.4 MHz channels of broadband spectrum to TNMP (Phase 1), and advancing to the delivery of the full 6 MHz of broadband spectrum (Phase 2) by December 31, 2028. • Total contract price of $3.2 million, with the first payment of $1.6 million due 30 days after contract signing, the second payment of $800,000 due upon delivery of Phase 1, and final payment of $800,000 due upon delivery of Phase 2. Final payment to Anterix is contingent on the broadband license being granted by the FCC and the broadband spectrum being assigned to TNMP. • The Agreement is subject to customary contractual provisions regarding remedies, including refund of amounts paid by TNMP for failure to deliver the 900 MHz license, and termination rights if a party fails to perform its contractual obligations. In addition: • Anterix and TNMP also signed a separate Memorandum of Understanding (“MOU”) under which the parties agree to negotiate a Master Agreement through which Anterix will offer, and TNMP may purchase, Anterix deployment accelerators, including the CatalyXTM device and connectivity management

04.01.2026 platform and the TowerXTM pre-negotiated tower access and deployment support service. • The MOU allows the Parties to collaborate, upon their mutual agreement, to accelerate utility industry momentum for 900 MHz private wireless networks, and contemplates that TNMP will consider collaborating with other utility 900 MHz private wireless broadband networks throughout Texas. Forward-Looking Statement Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements include, but are not limited to, statements regarding: (i) the timing of payments under the Anterix-TNMP agreement, (ii) Anterix’s ability to clear any interference with incumbent users of the 900 MHz broadband spectrum allocation in TNMP’s service area on a timely basis; (iii) Anterix’s ability to qualify for and timely secure broadband licenses in TNMP’s service area; and (iv) Anterix’s ability to satisfy the other terms of its agreement with TNMP. Any such forward-looking statements are based on the current expectations of Anterix’s management and are subject to a number of risks and uncertainties that could cause Anterix’s actual future results to differ materially from its management’s current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) Anterix may not be successful in commercializing its spectrum assets to its targeted utility and critical infrastructure customers on a timely basis and on favorable terms; (ii) Anterix may be unable to secure broadband licenses from the FCC on a timely and cost-effective basis; (iii) Anterix has a limited operating history with its current business plan, which makes it difficult to evaluate its prospects and future financial results and its business activities, strategic approaches and plans may not be successful; and (iv) the value of Anterix’s spectrum assets may fluctuate significantly based on supply and demand, as well as technical and regulatory changes. These and other risk factors that may affect Anterix’s future results of operations are identified and described in more detail in Anterix’s most recent filings on Forms 10-K and 10-Q and in other filings that it makes with the SEC from time to time. These documents are available on Anterix’s website at www.anterix.com under the Investor Relations section and on the SEC’s website at www.sec.gov. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, Anterix undertakes no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.